UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 31, 2004




                           SOUTHWALL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                     0-15930                94-2551470
  (State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
        of incorporation)                                    Identification No.)


                             3975 EAST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA  94303
                    (Address of principal executive offices)


                                 (650) 962-9111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES.

     On December 31, 2004, Needham Capital Partners II, L.P., Needham Capital Partners II (Bermuda), L.P., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P. and Dolphin Direct Equity Partners, LP (collectively, the "Note Holders") elected to convert all outstanding principal of, and accrued but unpaid interest on, their secured convertible promissory notes (the "Convertible Notes") of Southwall Technologies Inc. ("Southwall") into shares of Southwall's Series A 10% Cumulative Preferred Stock ("Series A Stock"). The Convertible Notes by their terms were convertible at the option of the holders into Series A Stock at a rate of one share for each $1.00 of principal or interest converted.

     The aggregate principal amount of the Convertible Notes converted by the Note Holders was $4,500,000, and the interest accrued thereon as of the time of conversion was $392,500; therefore, the aggregate number of shares of Series A Stock issued as a result of the conversions was 4,892,500. In particular, the Convertible Note held by Needham Capital Partners II, L.P., in the original principal amount of $877,058, was converted into 953,557 shares of Series A Stock; the Convertible Note held by Needham Capital Partners II (Bermuda), L.P., in the original principal amount of $122,942, was converted into 133,665 shares of Series A Stock; the Convertible Note held by Needham Capital Partners III, L.P., in the original principal amount of $1,535,416, was converted into 1,669,339 shares of Series A Stock; the Convertible Note held by Needham Capital Partners IIIA, L.P., in the original principal amount of $158,571, was converted into 172,402 shares of Series A Stock; the Convertible Note held by Needham Capital Partners III (Bermuda), L.P., in the original principal amount of $306,013, was converted into 332,704 shares of Series A Preferred Stock; and the Convertible Note held by Dolphin, in the original principal amount of $1,500,000, was converted into 1,630,833 shares of Series A Preferred Stock.

     The Convertible Notes were originally issued to the Note Holders pursuant to the Amended and Restated Investment Agreement dated February 20, 2004, by and among Southwall, Needham & Company, Inc. and the Note Holders. The Convertible Notes and Series A Stock issued to the Note Holders upon conversion were issued without registration and only to accredited investors in reliance upon Rule 506 of the Securities Act of 1933, as amended.

     The Series A Shares have a stated value of $1.00 per share and are entitled to cumulative dividends of 10% per year, payable at the discretion of Southwall's board of directors. Each share of Series A Stock is convertible at any time at the option of the holder into a number of shares of common stock equal to the sum of its stated value plus any accumulated but unpaid dividends, divided by the conversion price of the Series A Shares. The conversion price of the Series A Shares is $1.00 per share and is subject to adjustment in the event of any stock dividend, stock split, reverse stock split or combination affecting such shares. The Series A Shares also have anti-dilution protection that adjusts the conversion price downwards using a weighted-average calculation in the event Southwall issues certain additional securities at a price per share less than the closing price per share of the common stock. Each share of Series A Stock is initially convertible into one share of common stock.

     So long as any Series A Shares are outstanding, unless all accrued dividends have been paid, Southwall is generally prohibited from taking certain actions. Except for certain matters


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with respect to which the approval of the holders of a majority of the Series A
Shares voting separately as a class is required, the holders of the Series A Stock have no voting rights. Upon a liquidation or dissolution of Southwall (and for these purposes a sale of all or substantially all of Southwall's assets or the acquisition of Southwall by another entity are considered liquidation events), the holders of the Series A Stock are entitled to be paid a liquidation preference equal to $1.00 per share plus accumulated but unpaid dividends, out of assets legally available for distribution to stockholders. The Series A Shares are not redeemable. For a more complete description of the terms of the Series A Shares, please refer to Southwall's definitive proxy statement filed with the Securities and Exchange Commission on September 14, 2004, which is incorporated by reference herein.

     After giving effect to the above-described conversions, there are no additional Convertible Notes outstanding.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SOUTHWALL TECHNOLOGIES INC.


                                          By:  /s/ Thomas G. Hood
                                               --------------------
                                               Thomas G. Hood
                                               Chief Executive Officer

Date: January 3, 2005


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